EXHIBIT 99.1

CDK Global Reports Strong Fiscal 2016 Results;  Provides Fiscal 2017 Guidance along with 2018 and 2019 Targets

Robust Fourth Quarter Provides Solid Momentum into Fiscal 2017

HOFFMAN ESTATES, Ill., Aug. 03, 2016 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) today announced its fiscal 2016 financial results, its earnings outlook for fiscal 2017, and financial targets for fiscal 2018 and 2019.

Highlights

Fiscal year

  Fiscal 2016 GAAP net earnings attributable to CDK margin expansion of 270 bps to 11.3%; adjusted EBITDA margin expansion of 370 bps to 26.6%
  Fiscal 2016 growth in GAAP diluted net earnings attributable to CDK per share of 37% to $1.51 per share; growth in adjusted diluted net earnings attributable to CDK per share of 34% to $1.74 per share

Fourth quarter

  Fiscal 2016 GAAP net earnings attributable to CDK margin expansion of 270 bps to 10.8%; adjusted EBITDA margin expansion of 630 bps to 28.4%
  Fiscal 2016 growth in GAAP diluted net earnings attributable to CDK per share of 48% to $0.37 per share; growth in adjusted diluted net earnings attributable to CDK per share of 75% to $0.49 per share

Fiscal 2017 guidance, fiscal 2018 and 2019 targets

  Fiscal 2017 GAAP net earnings attributable to CDK margin expansion of 200-250 bps and adjusted EBITDA margin expansion of 500-550 bps
  Fiscal 2017 GAAP net earnings attributable to CDK exit margin of approximately 13% and adjusted EBITDA exit margin of approximately 33%
  Fiscal 2018 targets of revenue growth of approximately 5% from fiscal 2017, adjusted EBITDA dollar growth of 44-48% from fiscal 2016, adjusted EBITDA margin of 35% and adjusted EBITDA exit margin of 36-38%
  Fiscal 2019 target of adjusted EBITDA exit margin of 40% or above

“I am pleased to announce that CDK delivered an exceptionally strong quarter and fiscal year,” said Brian MacDonald, chief executive officer. “We achieved a record number of customer renewals in the fourth quarter, we signed a top 10 dealer group, and we executed a comprehensive reorganization, to name a few. We’ve made significant improvements to our business that are benefitting both our customers and employees, while continuing to grow our business and delivering value to shareholders. We’re forecasting 500-550 bps of adjusted EBITDA margin expansion in fiscal 2017 which, combined with the 370 bps of expansion achieved in fiscal 2016, puts us on track to achieve our transformation target of approximately 1,300 bps of expansion through fiscal 2018.”

“We accelerated the pace of capital return to shareholders with our recent commitment to return $1 billion to shareholders by December 2016.  Since the original announcement in December 2015, we have returned $613 million of the $1 billion to shareholders through the $250 million December ASR, a $300 million ASR entered into in June, and $63 million in dividends,” said Al Nietzel, chief financial officer. “At the conclusion of this commitment, we will evaluate our policy to determine the appropriate next step for returning capital to our shareholders.”

Please refer to the tables at the end of this release for a reconciliation of the GAAP results to the non-GAAP results, which we refer to as our adjusted results throughout the body of this press release. Results below reflect year over year comparisons.

Total Company

Fiscal 2016 Results	GAAP	Adjusted
Revenues	up 2% to $2,114.6 million	up 5% to $2,114.6 million
Earnings before income taxes	up 23% to $369.1 million	up 28% to $426.4 million
Net earnings attributable to CDK	up 34% to $239.3 million	up 30% to $274.6 million
Diluted net earnings attributable to CDK per share	up 37% to $1.51 per share	up 34% to $1.74 per share
Margin	Net earnings attributable to CDK margin up 270 bps to 11.3%	EBITDA margin up 370 bps to 26.6%

Fourth Quarter Fiscal 2016 Results	GAAP	Adjusted
Revenues	up 8% to $542.2 million	up 9% to $542.2 million
Earnings before income taxes	up 31% to $87.9 million	up 62% to $117.6 million
Net earnings attributable to CDK	up 43% to $58.3 million	up 69% to $76.8 million
Diluted net earnings attributable to CDK per share	up 48% to $0.37 per share	up 75% to $0.49 per share
Margin	Net earnings attributable to CDK margin up 270 bps to 10.8%	EBITDA margin up 630 bps to 28.4%

Impacts to the Fiscal Year:

  Foreign exchange rates: Growth in adjusted revenues and earnings before income taxes were negatively impacted by 2 and 3 percentage points, respectively, from unfavorable foreign exchange rates.
  CEO transition: On a GAAP basis, transition costs reduced growth in both earnings before income taxes and net earnings attributable to CDK 3 percentage points, and reduced pretax margin expansion 40 basis points.  On an adjusted basis, transition costs reduced growth in both earnings before income taxes and net earnings almost 3 percentage points, and reduced pretax, net earnings attributable to CDK and EBITDA margin expansion 40, 30 and 20 basis points, respectively.
  Tax rate: The GAAP effective tax rate of 33.1% benefited from the domestic production activities deduction and certain pre spin-off related indemnification adjustments, partially offset by tax charges associated with the repatriation of foreign cash and a valuation allowance adjustment. The adjusted effective tax rate of 33.8%, which excludes the impact of certain pre spin-off indemnification adjustments, was lower than the anticipated range of 34.0% to 34.5% primarily due to a fourth quarter change in estimate of the tax associated with the repatriation of foreign cash and other foreign adjustments.

Impacts to the Fourth Quarter:

  Foreign exchange rates: Growth in adjusted revenues and earnings before income taxes were both negatively impacted by 1 percentage point from unfavorable foreign exchange rates.
  Tax rate: The GAAP effective tax rate of 31.5% benefited from a reduced tax cost on repatriation of foreign cash, partially offset by a tax charge associated with a valuation allowance adjustment. The adjusted effective tax rate of 33.1% was lower than anticipated primarily due to a fourth quarter change in estimate of the tax associated with the repatriation of foreign cash and other foreign adjustments.

Automotive Retail North America

Fiscal 2016 Results		GAAP	Adjusted
Revenues	$1,352.8 million	up 2%	up 5%
Earnings before income taxes	$450.4 million	up 17%	up 18%
Pretax margin	33.3%	up 430 bps	up 360 bps

Fourth Quarter Fiscal 2016 Results		GAAP	Adjusted
Revenues	$342.5 million	up 3%	up 5%
Earnings before income taxes	$123.8 million	up 27%	up 27%
Pretax margin	36.1%	up 660 bps	up 600 bps
  GAAP and adjusted pretax margin expansion for the fourth quarter and fiscal year were primarily due to operating efficiencies associated with the business transformation plan resulting in lower labor-related costs, and scale from increased revenues.

Automotive Retail International

Fiscal 2016 Results		GAAP	Adjusted
Revenues	$313.6 million	down 2%	down 2%
Earnings before income taxes	$61.1 million	up 29%	up 29%
Pretax margin	19.5%	up 470 bps	up 470 bps

Fourth Quarter Fiscal 2016 Results		GAAP	Adjusted
Revenues	$79.3 million	up 8%	up 8%
Earnings before income taxes	$15.8 million	up 123%	up 123%
Pretax margin	19.9%	up 1,020 bps	up 1,020 bps
  On an adjusted constant currency basis, revenues increased 11% for the fourth quarter and 6% for the fiscal year.
  On an adjusted constant currency basis, earnings before income taxes increased 131% for the fourth quarter and 39% for the fiscal year.
  GAAP and adjusted pretax margin expansion for the fourth quarter and fiscal year were primarily due to scale from increased revenues, operating efficiencies associated with the business transformation plan, and accrual true-ups in last year’s fourth quarter.

Digital Marketing

Fiscal 2016 Results		GAAP	Adjusted
Revenues	$448.2 million	up 9%	up 9%
Earnings before income taxes	$58.4 million	up 138%	up 46%
Pretax margin	13.0%	up 710 bps	up 330 bps

Fourth Quarter Fiscal 2016 Results		GAAP	Adjusted
Revenues	$120.4 million	up 22%	up 22%
Earnings before income taxes	$18.7 million	up 82%	up 82%
Pretax margin	15.5%	up 500 bps	up 500 bps
  GAAP and adjusted pretax margin expansion for the fourth quarter and fiscal year were primarily due to a higher mix of higher margin network advertising revenues and increased operating efficiencies associated with the business transformation plan, partially offset by favorable timing of items in fiscal 2015.

Fiscal 2017 Forecast

Fiscal 2017 Forecast	GAAP	Adjusted
Revenues	up 4% - 5%	up 4% - 5%
Earnings before income taxes	up 21% - 26%	up 20% - 24%
Net earnings attributable to CDK	up 23% - 28%	up 22% - 26%
	up 31% - 36%	up 31% - 35%
Diluted net earnings attributable to CDK per share	$1.98 - $2.06	$2.28 - $2.35
Margin	Net earnings attributable to CDK margin up 200 – 250 bps	EBITDA margin up 500 – 550 bps

The fiscal 2017 forecast includes $85-95 million of incremental adjusted EBITDA attributable to the execution of our business transformation plan.

Tax Rate

CDK's anticipated GAAP effective tax rate for fiscal 2017 is 32.5-33.0% compared to 33.1% for fiscal 2016. The anticipated adjusted effective tax rate for fiscal 2017 is 33.0-33.5% compared to 33.8% for fiscal 2016. These anticipated tax rates include forecasted tax benefits associated with the planned adoption of a new stock compensation accounting standard on July 1, 2016. Excess tax benefits and tax deficiencies related to the adoption of this standard will impact the provision for income taxes, resulting in increased volatility in our effective tax rates.

Please refer to the tables at the end of this release for a reconciliation of the GAAP forecast to the adjusted forecast.

Fiscal 2018 and 2019 targets

Current targets are as follows:

  Fiscal 2018 revenue growth of approximately 5% from fiscal 2017
  Fiscal 2018 adjusted EBITDA dollar growth of 44-48% from the adjusted $562.1 million in fiscal 2016
  Fiscal 2018 adjusted EBITDA margin of 35%
  Fiscal 2018 adjusted EBITDA exit margin of 36-38%
  Fiscal 2019 adjusted EBITDA exit margin of 40% or above

Fiscal 2018 and 2019 targets represent financial objectives distinct from forecasts of performance. Therefore, CDK has not provided reconciliations of its fiscal 2018 and 2019 adjusted EBITDA targets to the most directly comparable GAAP measure of net earnings attributable to CDK, because projecting potential adjustments to GAAP results for fiscal 2018 and 2019 targets is not feasible and could be misleading to users of this financial information. The accompanying reconciliations of the fiscal 2017 forecasted adjusted measures with the most directly comparable GAAP measures are indicative of the reconciliations that will be prepared for the same fiscal 2018 and 2019 adjusted targets in the future.

Website Schedules

Other financial information, including financial statements and supplementary schedules presented on a GAAP and adjusted basis, and the schedule of quarterly revenues and pretax earnings by reportable segment have been updated for the fourth quarter of fiscal 2016 and will be posted to the CDK Investor Relations website, http://investors.cdkglobal.com, in the “Financial Information” section.

Webcast and Conference Call

An analyst conference call will be held today, Wednesday, August 3, 2016 at 7:30 a.m. CT. A live webcast of the call will be available on a listen-only basis. To listen to the webcast go to CDK’s Investor Relations website, http://investors.cdkglobal.com, and click on the webcast icon. An accompanying slide presentation will be available to download and print about 60 minutes before the webcast at the CDK Investor Relations website at http://investors.cdkglobal.com. CDK’s financial news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About CDK Global

With more than $2 billion in revenues, CDK Global (Nasdaq:CDK) is a leading global provider of integrated information technology and digital marketing solutions to the automotive retail and adjacent industries. Focused on evolving the automotive retail experience, CDK Global provides solutions to dealers in more than 100 countries around the world, serving more than 27,000 retail locations and most automotive manufacturers. CDK’s solutions automate and integrate all parts of the dealership and buying process from targeted digital advertising and marketing campaigns to the sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit cdkglobal.com.

CDK Global, Inc.
Consolidated and Combined Statements of Operations
(In millions, except per share amounts)

	Three Months Ended			Fiscal Year Ended
	June 30,			June 30,
	2016		2015	2016		2015
Revenues	$542.2		$503.1	$2,114.6		$2,063.5

Expenses:
Cost of revenues	315.6		316.6	1,243.4		1,273.2
Selling, general and administrative expenses	120.3		109.2	448.5		431.1
Restructuring expenses	8.8		2.4	20.2		2.4
Separation costs	—		—	—		34.6
Total expenses	444.7		428.2	1,712.1		1,741.3

Operating earnings	97.5		74.9	402.5		322.2

Interest expense	(10.7)		(9.4)	(40.2)		(28.8)
Other income, net	1.1		1.8	6.8		6.5

Earnings before income taxes	87.9		67.3	369.1		299.9

Provision for income taxes	(27.7)		(24.6)	(122.3)		(113.6)

Net earnings	60.2		42.7	246.8		186.3
Less: net earnings attributable to noncontrolling interest	1.9		2.0	7.5		7.9
Net earnings attributable to CDK	$58.3		$40.7	$239.3		$178.4

Net earnings attributable to CDK per common share:
Basic	$0.38		$0.25	$1.52		$1.11
Diluted	$0.37		$0.25	$1.51		$1.10

Weighted-average common shares outstanding:
Basic	154.7	(a)	160.2	157.0	(a)	160.6
Diluted	155.7	(a)	161.6	158.0	(a)	161.6

(a) The weighted-average common shares outstanding for fiscal 2016 reflect a reduction of 1.0 million shares that were inadvertently issued and distributed at the spin-off to ADP with respect to certain unvested ADP equity awards. For additional information on this matter, refer to Note 1, "Basis of Presentation" in our unaudited condensed consolidated and combined financial statements for the quarterly period ended September 30, 2015 filed on Form 10-Q.

CDK Global, Inc.
Consolidated Balance Sheets
(In millions)

	June 30,	June 30,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$219.1	$408.2
Accounts receivable, net of allowances	365.5	314.6
Other current assets	154.1	162.4
Total current assets	738.7	885.2

Property, plant and equipment, net	118.6	100.0
Other assets	217.2	224.1
Goodwill	1,182.7	1,209.9
Intangible assets, net	107.8	99.3
Total assets	$2,365.0	$2,518.5

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$26.8	$13.0
Accounts payable	38.8	21.7
Accrued expenses and other current liabilities	165.3	154.4
Accrued payroll and payroll-related expenses	115.3	123.2
Short-term deferred revenues	177.2	186.1
Total current liabilities	523.4	498.4

Long-term debt and capital lease obligations	1,190.3	971.1
Long-term deferred revenues	157.7	162.9
Deferred income taxes	46.9	58.2
Other liabilities	70.5	43.8
Total liabilities	1,988.8	1,734.4

Equity:
Preferred stock	—	—
Common stock	1.6	1.6
Additional paid-in-capital	640.7	686.5
Retained earnings	238.3	81.2
Treasury stock, at cost	(526.6)	(50.7)
Accumulated other comprehensive income	5.8	51.6
Total CDK stockholders' equity	359.8	770.2
Noncontrolling interest	16.4	13.9
Total equity	376.2	784.1
Total liabilities and equity	$2,365.0	$2,518.5

CDK Global, Inc.
Consolidated and Combined Statements of Cash Flows
(In millions)

	Years Ended June 30,
	2016	2015	2014
Cash Flows from Operating Activities:
Net earnings	$246.8	$186.3	$235.9
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	64.0	76.5	52.3
Deferred income taxes	(3.6)	(25.3)	(15.5)
Stock-based compensation expense	36.4	30.4	21.0
Pension expense	—	0.8	3.7
Other	(5.6)	(12.6)	(3.5)
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures of businesses:
Increase in accounts receivable	(57.0)	(16.9)	(36.4)
Decrease (increase) in other assets	3.0	(24.3)	(24.4)
Increase in accounts payable	15.3	3.0	0.3
Increase in accrued expenses and other liabilities	20.8	50.0	12.5
Net cash flows provided by operating activities	320.1	267.9	245.9

Cash Flows from Investing Activities:
Capital expenditures	(50.8)	(44.0)	(36.6)
Proceeds from sale of property, plant and equipment	1.1	0.9	—
Capitalized software	(13.5)	(19.9)	(7.5)
Acquisitions of businesses, net of cash acquired	(18.1)	(36.6)	(25.7)
Proceeds from the sale of a business	—	24.5	—
Contributions to investments	(10.0)	(22.9)	—
Proceeds from investments	9.7	16.6	—
Proceeds from (advances on) notes receivable from ADP and its affiliates	—	40.6	(4.2)
Net cash flows used in investing activities	(81.6)	(40.8)	(74.0)

Cash Flows from Financing Activities:
Repayments of notes payable to ADP and its affiliates	—	(21.9)	(2.1)
Borrowings on notes payable to ADP and its affiliates	—	—	1.0
Net transactions of parent company investment	—	(240.8)	(36.3)
Proceeds from long-term debt	250.0	1,750.0	—
Repayments of long-term debt and capital lease obligations	(20.0)	(759.5)	—
Dividend paid to ADP at spin-off	—	(825.0)	—
Dividends paid to stockholders	(82.3)	(58.2)	—
Repurchases of common stock	(561.0)	(50.0)	—
Proceeds from exercise of stock options	6.7	9.8	—
Excess tax benefit from stock-based compensation awards	8.9	11.2	7.1
Withholding tax payments for stock-based compensation awards	(8.7)	(0.9)	—
Payments of deferred financing costs	(2.1)	(9.2)	—
Dividend payments of CVR to noncontrolling owners	(5.0)	(5.4)	(8.0)
Acquisition-related payments	(6.2)	—	(10.0)
Recovery of dividends paid	0.4	—	—
Net cash flows used in financing activities	(419.3)	(199.9)	(48.3)

Effect of exchange rate changes on cash and cash equivalents	(8.3)	(21.8)	2.9

Net change in cash and cash equivalents	(189.1)	5.4	126.5

Cash and cash equivalents, beginning of period	408.2	402.8	276.3

Cash and cash equivalents, end of period	$219.1	$408.2	$402.8

CDK Global, Inc.
Segment Financial Data
(In millions)
(Unaudited)

During fiscal 2016, the Company began to report segment revenues and earnings before income taxes using actual foreign exchange rates. Previously, the Company's revenues and earnings before income taxes for each segment were adjusted to reflect budgeted foreign exchange rates, which resulted in reconciling items for foreign exchange so as to present segment results on a consistent basis without the impact of fluctuations in foreign currency exchange rates. Segment information for fiscal 2015 has been updated to conform to the new presentation and the effect of foreign exchange now resides within reportable segment revenues and earnings before income taxes.

	Segment Revenues
	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2016	2015	$	%	2016	2015	$	%
Automotive Retail North America	$342.5	$331.5	$11.0	3%	$1,352.8	$1,331.4	$21.4	2%
Automotive Retail International	79.3	73.1	6.2	8%	313.6	319.2	(5.6)	(2)%
Digital Marketing	120.4	98.5	21.9	22%	448.2	412.9	35.3	9%
Total	$542.2	$503.1	$39.1	8%	$2,114.6	$2,063.5	$51.1	2%

	Adjusted Segment Revenues
	Three Months Ended					Fiscal Year Ended
	June 30,		Change		Constant Currency	June 30,		Change		Constant Currency
	2016	2015	$	%	%	2016	2015	$	%	%
Automotive Retail North America (a)	$342.5	$325.3	$17.2	5%	6%	$1,352.8	$1,285.2	$67.6	5%	6%
Automotive Retail International (b)	79.3	73.1	6.2	8%	11%	313.6	319.2	(5.6)	(2)%	6%
Digital Marketing (c)	120.4	98.5	21.9	22%	22%	448.2	412.9	35.3	9%	9%
Total	$542.2	$496.9	$45.3	9%	10%	$2,114.6	$2,017.3	$97.3	5%	7%

	Segment Earnings before Income Taxes
	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2016	2015	$	%	2016	2015	$	%
Automotive Retail North America	$123.8	$97.8	$26.0	27%	$450.4	$386.1	$64.3	17%
Margin	36.1%	29.5%	660 bps		33.3%	29.0%	430 bps
Automotive Retail International	15.8	7.1	8.7	123%	61.1	47.3	13.8	29%
Margin	19.9%	9.7%	1020 bps		19.5%	14.8%	470 bps
Digital Marketing	18.7	10.3	8.4	82%	58.4	24.5	33.9	138%
Margin	15.5%	10.5%	500 bps		13.0%	5.9%	710 bps
Other	(70.4)	(47.9)	(22.5)	(47)%	(200.8)	(158.0)	(42.8)	(27)%
Total	$87.9	$67.3	$20.6	31%	$369.1	$299.9	$69.2	23%
Margin	16.2%	13.4%	280 bps		17.5%	14.5%	300 bps

	Adjusted Segment Earnings before Income Taxes
	Three Months Ended					Fiscal Year Ended
	June 30,		Change		Constant Currency	June 30,		Change		Constant Currency
	2016	2015	$	%	%	2016	2015	$	%	%
Automotive Retail North America (a)	$123.8	$97.8	$26.0	27%	27%	$450.4	$381.5	$68.9	18%	19%
Margin	36.1%	30.1%	600 bps			33.3%	29.7%	360 bps
Automotive Retail International (b)	15.8	7.1	8.7	123%	131%	61.1	47.3	13.8	29%	39%
Margin	19.9%	9.7%	1020 bps			19.5%	14.8%	470 bps
Digital Marketing (c)	18.7	10.3	8.4	82%	82%	58.4	40.1	18.3	46%	48%
Margin	15.5%	10.5%	500 bps			13.0%	9.7%	330 bps
Other (d)	(40.7)	(42.5)	1.8	4%	4%	(143.5)	(135.6)	(7.9)	(6)%	(6)%
Total	$117.6	$72.7	$44.9	62%	63%	$426.4	$333.3	$93.1	28%	31%
Margin	21.7%	14.6%	710 bps			20.2%	16.5%	370 bps

(a) The table below presents a reconciliation of revenues to constant currency adjusted revenues and earnings before income taxes to constant currency adjusted earnings before income taxes for the Automotive Retail North America (ARNA) segment.

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues	$342.5	$331.5	$1,352.8	$1,331.4
Internet sales leads revenues	—	(6.2)	—	(46.2)
Adjusted revenues (e)	$342.5	$325.3	$1,352.8	$1,285.2
Impact of exchange rates	1.0	—	11.9	—
Constant currency adjusted revenues (e)	$343.5	$325.3	$1,364.7	$1,285.2

Earnings before income taxes	$123.8	$97.8	$450.4	$386.1
Margin %	36.1%	29.5%	33.3%	29.0%
Stand-alone public company costs	—	—	—	(2.1)
Internet sales leads earnings	—	—	—	(2.5)
Adjusted earnings before income taxes (e)	$123.8	$97.8	$450.4	$381.5
Adjusted margin %	36.1%	30.1%	33.3%	29.7%
Impact of exchange rates	0.4	—	4.6	—
Constant currency adjusted earnings before income taxes (e)	$124.2	$97.8	$455.0	$381.5

(b) The table below presents a reconciliation of revenues to constant currency revenues and earnings before income taxes to constant currency earnings before income taxes for the Automotive Retail International (ARI) segment.

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues	$79.3	$73.1	$313.6	$319.2
Impact of exchange rates	1.8	—	25.9	—
Constant currency revenues (e)	$81.1	$73.1	$339.5	$319.2

Earnings before income taxes	$15.8	$7.1	$61.1	$47.3
Margin %	19.9%	9.7%	19.5%	14.8%
Impact of exchange rates	0.6	—	4.8	—
Constant currency earnings before income taxes (e)	$16.4	$7.1	$65.9	$47.3

(c) The table below presents a reconciliation of revenues to constant currency revenues and earnings before income taxes to constant currency adjusted earnings before income taxes for the Digital Marketing (DM) segment.

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues	$120.4	$98.5	$448.2	$412.9
Impact of exchange rates	0.1	—	1.3	—
Constant currency revenues (e)	$120.5	$98.5	$449.5	$412.9

Earnings before income taxes	$18.7	$10.3	$58.4	$24.5
Margin %	15.5%	10.5%	13.0%	5.9%
Accelerated trademark amortization	—	—	—	15.6
Adjusted earnings before income taxes (e)	$18.7	$10.3	$58.4	$40.1
Adjusted margin %	15.5%	10.5%	13.0%	9.7%
Impact of exchange rates	—	—	0.9	—
Constant currency adjusted earnings before income taxes (e)	$18.7	$10.3	$59.3	$40.1

(d) The table below presents a reconciliation of loss before income taxes to constant currency adjusted loss before income taxes for the Other segment.

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2016	2015	2016	2015
Loss before income taxes	$(70.4)	$(47.9)	$(200.8)	$(158.0)
Separation costs	—	—	—	34.6
Stand-alone public company costs	—	—	—	(14.7)
Trademark royalty fee	—	—	—	5.7
Stock-based compensation	—	—	—	(0.4)
Interest expense	—	—	—	(8.2)
Restructuring expenses	8.8	2.4	20.2	2.4
Other business transformation expenses	20.9	1.9	39.7	1.9
Tax matters indemnification loss/(gain), net	—	1.1	(2.6)	1.1
Adjusted loss before income taxes (e)	$(40.7)	$(42.5)	$(143.5)	$(135.6)
Impact of exchange rates	—	—	(0.1)	—
Constant currency adjusted loss before income taxes (e)	$(40.7)	$(42.5)	$(143.6)	$(135.6)

(e) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Consolidated and Combined Adjusted Financial Information
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2016	2015	$	%	2016	2015	$	%
Revenues	$542.2	$503.1	$39.1	8%	$2,114.6	$2,063.5	$51.1	2%
Internet sales leads revenues	—	(6.2)			—	(46.2)
Adjusted revenues (a)	$542.2	$496.9	$45.3	9%	$2,114.6	$2,017.3	$97.3	5%
Impact of exchange rates	2.9	—			39.1	—
Constant currency adjusted revenues (a)	$545.1	$496.9	$48.2	10%	$2,153.7	$2,017.3	$136.4	7%

Earnings before income taxes	$87.9	$67.3	$20.6	31%	$369.1	$299.9	$69.2	23%
Margin	16.2%	13.4%	280 bps		17.5%	14.5%	300 bps
Separation costs	—	—			—	34.6
Accelerated trademark amortization	—	—			—	15.6
Stand-alone public company costs	—	—			—	(16.8)
Trademark royalty fee	—	—			—	5.7
Stock-based compensation	—	—			—	(0.4)
Interest expense	—	—			—	(8.2)
Restructuring expenses	8.8	2.4			20.2	2.4
Other business transformation expenses	20.9	1.9			39.7	1.9
Tax matters indemnification loss/(gain), net	—	1.1			(2.6)	1.1
Internet sales leads earnings	—	—			—	(2.5)
Adjusted earnings before income taxes (a)	$117.6	$72.7	$44.9	62%	$426.4	$333.3	$93.1	28%
Adjusted margin	21.7%	14.6%	710 bps		20.2%	16.5%	370 bps
Impact of exchange rates	1.0	—			10.2	—
Constant currency adjusted earnings before income taxes (a)	$118.6	$72.7	$45.9	63%	$436.6	$333.3	$103.3	31%

Provision for income taxes	$27.7	$24.6	$3.1	13%	$122.3	$113.6	$8.7	8%
Effective tax rate	31.5%	36.6%			33.1%	37.9%
Income tax effect of pre-tax adjustments	11.2	1.1			21.6	6.4
Income tax expense due to bonus depreciation law change	—	—			—	(4.6)
Pre spin-off filed tax return adjustment	—	(0.5)			0.4	(0.5)
Adjusted provision for income taxes (a)	$38.9	$25.2	$13.7	54%	$144.3	$114.9	$29.4	26%
Adjusted effective tax rate	33.1%	34.7%			33.8%	34.5%

	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2016	2015	$	%	2016	2015	$	%
Net earnings	$60.2	$42.7	$17.5	41%	$246.8	$186.3	$60.5	32%
Less: net earnings attributable to noncontrolling interest	1.9	2.0			7.5	7.9
Net earnings attributable to CDK	58.3	40.7	17.6	43%	239.3	178.4	60.9	34%
Separation costs	—	—			—	34.6
Accelerated trademark amortization	—	—			—	15.6
Stand-alone public company costs	—	—			—	(16.8)
Trademark royalty fee	—	—			—	5.7
Stock-based compensation	—	—			—	(0.4)
Interest expense	—	—			—	(8.2)
Restructuring expenses	8.8	2.4			20.2	2.4
Other business transformation expenses	20.9	1.9			39.7	1.9
Tax matters indemnification loss/(gain), net	—	1.1			(2.6)	1.1
Internet sales leads earnings	—	—			—	(2.5)
Income tax effect of pre-tax adjustments	(11.2)	(1.1)			(21.6)	(6.4)
Income tax expense due to bonus depreciation law change	—	—			—	4.6
Pre spin-off filed tax return adjustment	—	0.5			(0.4)	0.5
Adjusted net earnings attributable to CDK (a)	$76.8	$45.5	$31.3	69%	$274.6	$210.5	$64.1	30%

Net earnings attributable to CDK per common share:
Basic	$0.38	$0.25		52%	$1.52	$1.11		37%
Diluted	$0.37	$0.25		48%	$1.51	$1.10		37%

Adjusted net earnings attributable to CDK per common share:
Basic (a)	$0.50	$0.28		79%	$1.75	$1.31		34%
Diluted (a)	$0.49	$0.28		75%	$1.74	$1.30		34%

Weighted-average common shares outstanding:
Basic (b)	154.7	160.2			157.0	160.6
Diluted (b)	155.7	161.6			158.0	161.6

	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2016	2015	$	%	2016	2015	$	%
Net earnings attributable to CDK	$58.3	$40.7	$17.6	43%	$239.3	$178.4	$60.9	34%
Margin	10.8%	8.1%	270 bps		11.3%	8.6%	270 bps
Net earnings attributable to noncontrolling interest	1.9	2.0			7.5	7.9
Provision for income taxes	27.7	24.6			122.3	113.6
Interest expense	10.7	9.4			40.2	28.8
Depreciation and amortization	18.4	19.4			64.0	76.5
Separation costs	—	—			—	34.6
Stand-alone public company costs	—	—			—	(16.8)
Trademark royalty fee	—	—			—	5.7
Total stock-based compensation	10.9	8.4			36.4	30.4
Restructuring expenses	8.8	2.4			20.2	2.4
Other business transformation expenses	17.4	1.9			34.8	1.9
Tax matters indemnification loss/(gain), net	—	1.1			(2.6)	1.1
Internet sales leads earnings	—	—			—	(2.5)
Adjusted EBITDA (a)	$154.1	$109.9	$44.2	40%	$562.1	$462.0	$100.1	22%
Adjusted margin	28.4%	22.1%	630 bps		26.6%	22.9%	370 bps

	Fiscal Year Ended
	June 30,
	2016	2015
Net cash flows provided by operating activities	$320.1	$267.9
Capital expenditures	(50.8)	(44.0)
Capitalized software	(13.5)	(19.9)
Free cash flow (a)	$255.8	$204.0

(a) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

(b) The weighted-average common shares outstanding for fiscal 2016 reflect a reduction of 1.0 million shares that were inadvertently issued and distributed at the spin-off to ADP with respect to certain unvested ADP equity awards. For additional information on this matter, refer to Note 1, "Basis of Presentation" in our unaudited condensed consolidated and combined financial statements for the quarterly period ended September 30, 2015 filed on Form 10-Q.

CDK Global, Inc.
Consolidated Fiscal 2017 Guidance
(In millions, except per share amounts)
(Unaudited)
	Fiscal 2016	Fiscal 2017
	Actuals	Point Estimate (a)	Guidance
Revenues	$2,114.6	$2,210.0	Increase 4 - 5%

Earnings before income taxes	$369.1	$459.0	Increase 21 - 26%
Restructuring expenses	20.2	21.0
Other business transformation expenses	39.7	43.0
Tax matters indemnification gain, net	(2.6)	—
Adjusted earnings before income taxes (b)	$426.4	$523.0	Increase 20 - 24%

Provision for income taxes	$122.3	$150.0
Effective tax rate	33.1%	32.7%	32.5 - 33.0%
Income tax effect of pre-tax adjustments	21.6	23.0
Pre spin-off filed tax return adjustment	0.4	—
Adjusted provision for income taxes (b)	$144.3	$173.0
Adjusted effective tax rate	33.8%	33.1%	33.0 - 33.5%

Net earnings	$246.8	$309.0
Less: net earnings attributable to noncontrolling interest	7.5	8.0
Net earnings attributable to CDK	$239.3	$301.0	Increase 23 - 28%
Restructuring expenses	20.2	21.0
Other business transformation expenses	39.7	43.0
Tax matters indemnification gain, net	(2.6)	—
Income tax effect of pre-tax adjustments	(21.6)	(23.0)
Pre spin-off filed tax return adjustment	(0.4)	—
Adjusted net earnings attributable to CDK (b)	$274.6	$342.0	Increase 22 - 26%

Diluted net earnings attributable to CDK per common share	$1.51	$2.02	$1.98 - 2.06
Growth %			Increase 31 - 36%

Adjusted diluted net earnings attributable to CDK per common share (b)	$1.74	$2.30	$2.28 - 2.35
Growth %			Increase 31 - 35%

	Fiscal 2016	Fiscal 2017
	Actuals	Full Year		4th Quarter Point Estimate (a)
		Full Year Point Estimate (a)	Guidance
Revenues	$2,114.6	$2,210.0		$567.0

Net earnings attributable to CDK	$239.3	$301.0	Increase 23 - 28%	$74.0
Margin	11.3%	13.6%	Increase 200 - 250 bps	13.1%
Net earnings attributable to noncontrolling interest	7.5	8.0		2.0
Provision for income taxes	122.3	150.0		35.0
Interest expense	40.2	60.0		17.0
Depreciation and amortization	64.0	73.0		19.0
Total stock-based compensation	36.4	55.0		24.0
Restructuring expenses	20.2	21.0		8.0
Other business transformation expenses	34.8	38.0		8.0
Tax matters indemnification gain, net	(2.6)	—		—
Adjusted EBITDA (b)	$562.1	$706.0	Increase 24 - 27%	$187.0
Adjusted margin	26.6%	31.9%	Increase 500 - 550 bps	33.0%

(a) The point estimates are arbitrary amounts within the guidance ranges provided and are not meant to represent CDK’s forecast of actual results. They are used solely to provide a means to reconcile each non-GAAP guidance range to the most directly comparable GAAP measure in dollars and percentages, where applicable.

(b) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Performance Metrics
(Unaudited)

CDK management regularly reviews the following key performance measures to evaluate business results and make operating and strategic decisions. These measures are intended to provide directional information regarding trends in our recurring subscription revenues. The following table summarizes these measures for recurring subscription revenues in our segments:

	For the three months ended
	September 30, 2014 (a)	December 31, 2014 (a)	March 31, 2015 (a)	June 30, 2015 (a)	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016
ARNA
Automotive
DMS Customer Sites (b)	9,014	9,140	9,167	9,190	9,181	9,210	9,184	9,206
Avg Revenue Per Site (c)	$6,543	$6,572	$6,831	$6,662	$6,998	$7,038	$7,248	$7,129

Adjacencies
DMS Customer Sites (b)	4,673	4,823	4,959	5,029	5,096	5,178	5,236	5,327
Avg Revenue Per Site (c)	$1,524	$1,507	$1,536	$1,522	$1,551	$1,554	$1,585	$1,562

Total ARNA
DMS Customer Sites (b)	13,687	13,963	14,126	14,219	14,277	14,388	14,420	14,533
Avg Revenue Per Site (c)	$4,829	$4,829	$4,983	$4,849	$5,057	$5,069	$5,199	$5,093

ARI
DMS Customer Sites (b)	13,437	13,422	13,294	13,218	13,208	13,267	13,240	13,392
Avg Revenue Per Site (c)	$1,101	$1,097	$1,119	$1,133	$1,151	$1,219	$1,236	$1,249

DM
Websites (d)	7,809	7,783	7,448	7,028	6,946	6,871	6,761	6,641
Avg Revenue Per Website (e)	$3,202	$3,301	$3,333	$3,449	$3,548	$3,665	$3,779	$3,879

(a) Average revenue per dealer management system (DMS) customer site and average revenue per website have been updated for fiscal 2015 to reflect budgeted foreign exchange rates for fiscal 2016.

(b) DMS Customer Sites - We track the number of customer sites that have an active DMS. Consistent with our strategy of growing our automotive retail customer base, we view the number of customer sites purchasing our DMS solutions as an indicator of market penetration for our Automotive Retail segments. Our DMS customer site count includes retailers with an active DMS that sell vehicles in the automotive and adjacent markets. Adjacent markets include heavy truck dealerships that provide vehicles to the over-the-road trucking industry; recreation dealerships in the motorcycle, marine and recreational vehicle industries; and heavy equipment dealerships in the agriculture and construction equipment industries. We consider a DMS to be active if we have billed a subscription fee for that solution during the most recently ended calendar month.

(c)  Average Revenue Per DMS Customer Site - Average revenue per Automotive Retail DMS customer site is an indicator of the adoption of our solutions by DMS customers, and we monitor changes in this metric to measure the effectiveness of our strategy to deepen our relationships with our current customer base through upgrading and expanding solutions. We calculate average revenue per DMS customer site by dividing the monthly applicable revenue generated from our solutions in a period by the average number of DMS client sites in the period. Revenue underlying this metric is based on budgeted foreign exchange rates.

(d) Websites - For the Digital Marketing segment, we track the number of websites that we host and develop for our OEM and automotive retail customers as an indicator of business activity. The number of websites as of a specified date is the total number of full function dealer websites or portals that are currently accessible.

(e) Average Revenue Per Website - We monitor changes in our average revenue per website as an indicator of the relative depth of our relationships in our Digital Marketing segment. We calculate average revenue per website by dividing the monthly revenue generated from our Digital Marketing solutions in a period, excluding OEM advertising revenues, by the average number of customer websites in the period. Revenue underlying this metric is based on budgeted foreign exchange rates.

Non-GAAP Financial Measures

We use certain adjusted results to evaluate our operating performance. In addition, we use adjusted EBITDA, among other measures, as an input to determine incentive-based compensation. Our non-GAAP adjustments principally relate to expenses and benefits that impact comparability of the underlying GAAP measures. We believe our non-GAAP measures provide relevant and useful information for users of the financial statements because they provide insight into our ongoing operating results. Adjusted revenues, adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted basic and diluted earnings attributable to CDK per share, adjusted EBITDA, and free cash flow reflect the adjustments enumerated below. Because adjusted results are not measures of performance that are calculated in accordance with GAAP, they should not be considered in isolation from, or as a substitute for, other metrics that are calculated in accordance with GAAP.

Management has excluded revenues related to the internet sales leads business, which was part of the ARNA segment and was sold on May 21, 2015, from adjusted revenues.

Management has excluded the following items from adjusted earnings before income taxes:

  Earnings before income taxes related to the internet sales leads business, which was part of the ARNA segment and was sold on May 21, 2015.
  Incremental costs incurred for fiscal 2015 that were directly attributable to the spin-off from ADP.
  Accelerated amortization recognized in the second quarter of fiscal 2015 in the DM segment for the Cobalt trademark related to the change in useful life.
  Incremental costs associated with the formation of corporate departments as a stand-alone public company, incremental stock-based compensation expenses incurred for staff additions to build out corporate functions and director compensation costs, and interest expense related to indebtedness incurred with the spin-off. These costs were incurred in fiscal 2016 and have been reflected as adjustments in fiscal 2015 to present these periods on a comparable basis.
  Elimination of the royalty paid to ADP for the utilization of the ADP trademark during fiscal 2015, prior to our spin-off from ADP, as there is no comparable royalty after the spin-off.
  Restructuring expenses recognized in connection with our business transformation plan for fiscal 2016 and 2015. Other business transformation expenses are included within cost of revenues and selling, general and administrative expenses and were incurred in connection with our business transformation plan for fiscal 2016 and 2015.
  Net (gain)/loss recorded within other income, net associated with an indemnification receivable from ADP or liability to ADP for pre spin-off tax periods in accordance with the tax matters agreement.

Management has excluded the following items from adjusted provision for income taxes:

  Income tax effect of pre-tax adjustments described above, including separation costs for fiscal 2015, which were partially tax deductible, and the tax effect of the Internet sales leads business.
  Adjustment recognized during fiscal 2015 to deferred taxes related to the bonus depreciation to which ADP is entitled under the tax law and in accordance with the tax matters agreement to claim additional tax depreciation for assets associated with our business for tax periods prior to our spin-off from ADP.
  Net income tax benefit to adjust the liability for pre spin-off tax returns related to the tax matters indemnification gain in fiscal 2016. Net income tax expense recognized as a result of filing the pre spin-off tax returns related to the loss in fiscal 2015.

Management has excluded the items described above for adjusted earnings before income taxes and adjusted provision for income taxes from adjusted net earnings attributable to CDK and adjusted basic and diluted net earnings attributable to CDK per share.

Management has adjusted the following items from net earnings attributable to CDK in order to calculate adjusted EBITDA:

  Net earnings attributable to noncontrolling interest within the financial statements for the periods presented.
  Provision for income taxes within the financial statements for the periods presented.
  Interest expense included within the financial statements for the periods presented.
  Depreciation and amortization included within the financial statements for the periods presented, including the accelerated amortization attributable to the Cobalt trademark recognized during fiscal 2015.
  Incremental costs incurred for fiscal 2015 that were directly attributable to the spin-off from ADP.
  Incremental costs associated with the formation of corporate departments as a stand-alone public company and incremental stock-based compensation expenses incurred for staff additions to build out corporate functions and director compensation costs. These costs were incurred in fiscal 2016 and have been reflected as adjustments in fiscal 2015 to present these periods on a comparable basis.
  Elimination of the royalty paid to ADP for the utilization of the ADP trademark during fiscal 2015, prior to our spin-off from ADP, as there is no comparable royalty after the spin-off.
  Total stock-based compensation expense recognized for the periods presented.
  Restructuring expenses recognized in connection with our business transformation plan for fiscal 2016 and 2015. Other business transformation expenses are included within cost of revenues and selling, general and administrative expenses and were incurred in connection with our business transformation plan for fiscal 2016 and 2015. Other business transformation expenses exclude $3.5 million and $4.9 million of accelerated depreciation expense and stock-based compensation expense for the three months ended and full year ended June 30, 2016, respectively, for purposes of calculating adjusted EBITDA.
  Net (gain)/loss recorded within other income, net associated with an indemnification receivable from ADP or liability to ADP for pre spin-off tax periods in accordance with the tax matters agreement.
  Earnings before income taxes related to the internet sales leads business, which was part of the ARNA segment and was sold on May 21, 2015. Earnings before income taxes related to the Internet sales leads business includes the loss recognized on the sale of $0.8 million in fiscal 2015.

Free cash flow is defined as cash flows from operating activities less amounts paid for capital expenditures and capitalized software.

We review certain non-GAAP measures, namely adjusted revenues and adjusted earnings before income taxes, on a constant currency basis to understand underlying business trends. To present these results on a constant currency basis, current period results for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollar using the average monthly exchange rate for the comparable prior period. As a result, constant currency results neutralize the effects of foreign currency.

Forward-looking non-GAAP measures reflect expected adjustments for restructuring expenses, other business transformation expenses, and the related tax effect. In calculating adjusted EBITDA, we also remove total stock-based compensation expense.

Safe Harbor for Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including forecasted GAAP and adjusted results for CDK’s fiscal year ending June 30, 2017 and targeted adjusted results for CDK’s fiscal years ending June 30, 2018 and June 30, 2019, statements concerning CDK's payment of dividends or the repurchase of shares and its business transformation plan, other plans, objectives, forecasts, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook and business trends, and other information, may be forward-looking statements. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: CDK's success in obtaining, retaining and selling additional services to customers; the pricing of products and services; overall market and economic conditions, including interest rate and foreign currency trends, and technology trends; auto sales and advertising and related industry changes; competitive conditions; changes in regulation; changes in technology; security breaches, interruptions, failures and other errors involving CDK's systems; availability of skilled technical employees/labor/personnel; the impact of new acquisitions and divestitures; employment and wage levels; availability of capital for the payment of debt service obligations or dividends or the repurchase of shares; CDK's ability to timely and effectively implement its transformation plan, which is intended to increase operating efficiency and improve CDK's global cost structure, while limiting or mitigating business disruption; and the ability of CDK's significant stockholders and their affiliates to significantly influence CDK's decisions.

There may be other factors that may cause CDK's actual results to differ materially from the forward-looking statements. CDK's actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. CDK gives no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. You should carefully read the factors described in CDK's reports filed with the Securities and Exchange Commission ("SEC"), including those discussed under "Part I, Item 1A. Risk Factors" in CDK's most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q for a description of certain risks that could, among other things, cause CDK's actual results to differ from any forward-looking statements contained herein. These filings can be found on CDK's website at www.cdkglobal.com and the SEC's website at www.sec.gov.

All forward-looking statements speak only as of the date of this press release even if subsequently made available by CDK on its website or otherwise. CDK disclaims any obligation to update or revise any forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Investor Relations Contacts:
Elena Rosellen
973.588.2511
elena.rosellen@cdk.com

Jennifer Gaumond
847.485.4424
jennifer.gaumond@cdk.com

Media Contact:
Kyle Donash
847.485.4335
kyle.donash@cdk.com